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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[X] Preliminary Proxy Statement

[_] CONFIDENTIAL, FOR USE OF THE
    COMMISSION ONLY (AS PERMITTED BY
    RULE 14A-6(E)(2))

[_] Definitive Proxy Statement

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                    P.A.M. TRANSPORTATION SERVICES, INC.
--------------------------------------------------------------------------------
              (Name of Registrant as Specified In Its Charter)

                               Not Applicable
--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

    ----------------------------------------------------------------------------

    (2) Aggregate number of securities to which transaction applies:

    ----------------------------------------------------------------------------

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

    ----------------------------------------------------------------------------

    (4) Proposed maximum aggregate value of transaction:

    ----------------------------------------------------------------------------

    (5) Total fee paid:

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[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange
    Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

    ----------------------------------------------------------------------------

    (2) Form, Schedule or Registration Statement No.:

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    (3) Filing Party:

    ----------------------------------------------------------------------------

    (4) Date Filed:

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Notes:





Reg. (S) 240.14a-101.

SEC 1913 (3-99)

                      P.A.M. TRANSPORTATION SERVICES, INC.
                                HIGHWAY 412 WEST
                            TONTITOWN, ARKANSAS 72770

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To the Holders of Common Stock of P.A.M. Transportation Services, Inc.:

     Notice is hereby given that the Annual Meeting of Stockholders of P.A.M. Transportation Services, Inc., a Delaware corporation, will be held at the Ritz-Carlton Golf Resort, 2600 Tiburon Drive, Naples, Florida 34109, on Thursday, May 2, 2002 at 9:00 a.m. local time, for the following purposes:

(1) To vote upon a proposal to increase the size of the Board of Directors from five members to eight members;

(2) To elect six directors (or five directors, if agenda item (1) is not approved) to serve until the next annual meeting of stockholders and until their successors have been elected and qualified;

(3) To vote upon a proposal to amend the company's Certificate of Incorporation to increase the number of authorized shares of common stock of the company from 20,000,000 to 40,000,000;

(4) To vote upon a proposal to amend the company's Certificate of Incorporation to delete the anti-takeover provisions contained in Articles 12 and 13 thereof and to amend the Bylaws of the company to delete Article XIII thereof, resulting in the company being governed by the anti-takeover provisions of Section 203 of the Delaware General Corporation Law; and

(5) To conduct such other business as may properly come before the meeting or any adjournment or postponement thereof.

         Only stockholders of record as of the close of business on March 11, 2002 will be entitled to notice of and to vote at said meeting or any adjournment or postponement thereof.

                                       By Order of the Board of Directors



                                       Robert W. Weaver
                                       President and Chief Executive Officer

April 15, 2002




Your vote is important. Whether or not you plan to attend the meeting in person,
----------------------
you are urged to complete, sign, date and mail the enclosed proxy in the accompanying return envelope to which no postage need be affixed if mailed within the United States.

                      P.A.M. TRANSPORTATION SERVICES, INC.
                         ANNUAL MEETING OF STOCKHOLDERS
                                   MAY 2, 2002

                                 PROXY STATEMENT

         This proxy statement and form of proxy, which are first being mailed to stockholders on or about April 15, 2002, are furnished in connection with the solicitation of proxies on behalf of our Board of Directors, for use at our Annual Meeting of Stockholders to be held at the Ritz-Carlton Golf Resort, 2600 Tiburon Drive, Naples, Florida 34109, on Thursday, May 2, 2002, at 9:00 a.m., local time, and at any or all adjournments or postponements thereof. The address of our principal executive offices is Highway 412 West, Tontitown, Arkansas 72770 and our telephone number is (479) 361-9111.

         We are paying the costs of this solicitation. In addition to the mails, proxies may be solicited by our officers and regular employees, without remuneration, in person or by telephone or facsimile. It is anticipated that banks, brokerage houses and other custodians, nominees and fiduciaries will forward soliciting material to beneficial owners of stock entitled to vote at the meeting, and such persons will be reimbursed for the out-of-pocket expenses incurred by them in this connection.

         Any proxy given pursuant to this solicitation may be revoked by any stockholder who attends the meeting and gives oral notice of his or her election to vote in person, without compliance with any other formalities. In addition, any proxy given pursuant to this solicitation may be revoked prior to the meeting by delivering to the Secretary of P.A.M. an instrument revoking it or a duly executed proxy for the same shares bearing a later date. Proxies which are returned properly executed and not revoked will be voted in accordance with the stockholder's directions specified thereon. Where no direction is specified, proxies will be voted FOR the approval of Agenda items 1, 3 and 4 and FOR the election of each of the nominees for director listed herein. Abstentions and broker non-votes will not be counted as votes either in favor of or against any proposal and, with respect to any proposal other than the election of directors, would have the effect of a vote against such proposal.

         Only stockholders of record at the close of business on the record date of March 11, 2002 will be entitled to notice of and to vote at the Annual Meeting and any adjournments or postponements thereof. As of March 11, 2002, there were 8,626,957 shares of our common stock outstanding. Each share of common stock issued and outstanding on the record date is entitled to one vote.

                                 AGENDA ITEM ONE
                        PROPOSAL TO INCREASE THE SIZE OF
                             THE BOARD OF DIRECTORS

         Our Bylaws provide that the number of members of our Board of Directors shall be established from time to time by our stockholders. The number of members of the board is presently fixed at five. The Board recommends that stockholders adopt a resolution at the Annual Meeting increasing the size of the Board to eight members. The Board feels the addition of three new directors to the board will expand the level of knowledge and expertise of the Board as a whole, and allow the Board to better serve the stockholders of the company.

         One of the three vacancies that would be created if this proposal is adopted would be filled at the Annual Meeting. The Board has nominated Manuel J. Moroun for election to the Board as a new director at the Annual Meeting, and information regarding Mr. Moroun appears below under the heading "Election of Directors." Two remaining vacancies, which are not proposed to be filled at the Annual Meeting, will provide the Board the ability to elect two new outside directors to the Board prior to next year's Annual Meeting without calling a special stockholders' meeting. The Board of Directors is presently seeking to identify two individuals to serve on the board, one of whom will replace Frederick P. Calderone on the company's Audit Committee. As discussed below under the heading "Election of Directors - Committees of the Board and Meetings," the board does not believe that Mr. Calderone is "independent" as defined by Nasdaq rules relating to audit committees, and the Board believes it to be in the best interests of the company to have an Audit Committee consisting solely of independent directors. If the stockholders approve this proposal, at such time the Board selects two new directors, the Board could, pursuant to Delaware law, elect such individuals to fill the remaining vacancies on the Board, and such individuals would then serve as directors until the next Annual Meeting of the company's stockholders.

         The proposal to increase the size of the Board requires the affirmative vote of holders of a majority of the shares represented at the Annual Meeting in person or by proxy.

         THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS APPROVE THE PROPOSAL TO INCREASE THE SIZE OF THE BOARD OF DIRECTORS.

                                 AGENDA ITEM TWO
                              ELECTION OF DIRECTORS

         Members of the Board of Directors of the company are elected annually to serve until the next annual meeting of stockholders or until their successors are elected and qualified. Directors are elected by a plurality of the votes of shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors.

         The following five individuals have been nominated by management for re-election to the Board of Directors:

         Robert W. Weaver, age 51, is one of our co-founders. He has over 19 years of experience with our company and has served as our Chief Executive Officer since 1990.

         Daniel C. Sullivan, age 61, has been a practicing attorney, specializing in transportation law, for more than ten years. Mr. Sullivan is currently a member of the firm of Sullivan, Hincks & Conway, Oak Brook, Illinois. Mr. Sullivan has served as a director since June 1986.

         Matthew T. Moroun, age 29, has been a director and manager of Liberty Bell Agency, an insurance claims adjustment company, since 1994, and since 1995 has been Chairman of the Board of DuraRock Reinsurance, Ltd., a reinsurance company. Mr. Moroun has also served as a director of CenTra, Inc., a transportation holding company based in Warren, Michigan since 1993. Mr. Moroun has served as a director of P.A.M. since May 1992. Mr. Moroun is the son of Manuel J. Moroun, who is also a nominee for director if agenda item 1 is approved.

         Charles F. Wilkins, age 63, retired in January 1995 after 34 years of employment with Ford Motor Company, and since January 1995 has been self-employed as a transportation consultant. He served in various positions with Ford Motor Company in transportation management, including three years of service as Traffic Manager in Europe. Mr. Wilkins retired from the position of Director, Transportation and Traffic Office, in which he had served since 1990. Mr. Wilkins has been a member of the National Motor Carrier Advisory Committee of the Federal Highway Administration and was previously active in the National Industrial Transportation League as Chairman of the Audit Committee and Third Vice Chairman. Mr. Wilkins is currently an associate member of the American Society of Transportation and Logistics and a member of the Council of Logistics Management. Mr. Wilkins has served as a director of P.A.M. since June 1995.

         Frederick P. Calderone, age 51, has served as a Vice President of CenTra, Inc. for the past 15 years. Prior to joining CenTra, Mr. Calderone was a partner with Deloitte, Haskins, & Sells, Certified Public Accountants
(now Deloitte & Touche LLP). Mr. Calderone is a certified public accountant and an attorney. Mr. Calderone has served as a director since May 1998.

         Subject to the approval of the proposal to increase the size of the board from five members to eight members, the following individual is also nominated for election as a director at the Annual Meeting:

         Manuel J. ("Matty") Moroun, 74, is the President and CEO of CenTra, Inc., a multi-faceted transportation conglomerate headquartered in Warren, Michigan. Mr. Moroun has been a principal stockholder and officer of CenTra and its predecessor companies since 1954, and its Chief Executive Officer since 1970. CenTra is one of the largest privately held transportation holding companies in the United States. Mr. Moroun is the father of Matthew T. Moroun, a director of the company who has been nominated for re-election at the Annual Meeting.

         Proxies received will be voted for the director nominees named above, unless authority to do so is withheld. In the event any nominee is unable or declines to serve as a director at the time of the meeting, the persons named as proxies therein will have discretionary authority to vote the proxies for the election of such person or persons as may be nominated in substitution by the present Board of Directors. We are not aware of any current circumstances which would render any nominee named herein unable to serve if elected.

         THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE ELECTION OF THE NOMINEES NAMED ABOVE.

Committees of the Board and Meetings

         Our Board of Directors has the following standing committees:

         (A) The Executive Committee, currently composed of Messrs. Weaver and Moroun, exercises the authority of the Board of Directors in accordance with our Bylaws between regular meetings of the Board. The Executive Committee did not meet during 2001.

         (B) The Audit Committee, currently composed of Messrs. Sullivan, Wilkins and Calderone, reviews and makes recommendations to the Board of Directors on our audit procedures and independent auditors' report to management and recommends to the Board of Directors the appointment of our independent auditors. The Committee is currently composed of three non-employee directors, Daniel C. Sullivan, Charles F. Wilkins and Frederick P. Calderone. Messrs. Sullivan and Wilkins are each "independent" as defined in Rule 4200(a)(14) of the listing standards of the National Association of Securities Dealers. Mr. Calderone is not considered "independent," as he is presently an employee of CenTra, Inc., which is considered to be an affiliate of P.A.M. by virture of the fact that CenTra's controlling stockholder, Matthew T. Moroun, is a director and the largest stockholder of the company. The Board of Directors believes that Mr. Calderone's present membership on the Audit Committee is appropriate because of his expertise in the areas of accounting and finance. The Board of Directors is searching for an additional director with significant accounting and finance expertise who would replace Mr. Calderone on the Audit Committee. The Board of Directors has adopted a written charter for the Audit Committee and is currently contemplating modifications to the charter to increase the oversight responsibilities of the Audit Committee. The Audit Committee held one meeting during 2001.

         (C) The Compensation and Stock Option Committee, currently composed of Messrs. Sullivan, Wilkins and Calderone, reviews and makes recommendations to the Board of Directors with respect to compensation of our officers as well as assists the Board in the administration of our stock option plans. The Compensation and Stock Option Committee did not meet during 2001.

         The Board of Directors does not have a Directors Nominating Committee, that function being reserved to the entire Board.

         During 2001, the Board of Directors held three meetings. Each incumbent director attended at least 75% of the aggregate of all meetings held by the Board of Directors and by committees of the Board on which the director served during the director's period of service.

Audit Committee Report

         The Audit Committee (the "Committee") of the Board of Directors oversees our financial reporting process on behalf of the Board. Management has the primary responsibility for the financial statements and the reporting process, including systems and internal controls. In fulfilling its oversight responsibilities, the Committee reviewed and discussed our audited financial statements for the year ended December 31, 2001 with management and discussed with Arthur Andersen LLP, certified public accountants, our independent auditors and accountants, the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU
Section 380) with respect to those statements.

         The Committee also received and reviewed the letter from Arthur Andersen LLP required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees) and discussed with Arthur Andersen LLP its independence in connection with its audit of our most recent financial statements. Based on this review and these discussions, the Committee recommended to the Board of Directors that these audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2001.

                                                    Daniel C. Sullivan
                                                    Charles F. Wilkins
                                                    Frederick P. Calderone



         The information in the Audit Committee Report shall not be deemed to be soliciting material, or be filed with the Securities and Exchange Commission or subject to Regulation 14A or 14C or to liabilities of Section 18 of the Securities Act, nor shall it be deemed to be incorporated by reference into any filing under the Securities Act or the Exchange Act, except to the extent that we specifically incorporate these paragraphs by reference.

Section 16(a) Beneficial Ownership Reporting Compliance

         Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers and persons who own more than 10% of our outstanding common stock to file with the Securities and Exchange Commission reports of changes in ownership of our common stock held by such persons. Executive officers, directors and greater than 10% stockholders are also required to furnish us with copies of all forms they file under this regulation. To our knowledge, based solely on a review of the copies of such reports furnished to us and representations that no other reports were required, during the year ended December 31, 2001, our officers, directors and 10% stockholders complied with all Section 16(a) filing requirements applicable to them except that Mr. Moroun inadvertently failed to timely file a Form 4 relating to a purchase of the company's common stock, and Mr. Weaver inadvertently failed to file two Form 4's relating to his charitable donations of shares of common stock.

                             EXECUTIVE COMPENSATION

         The following table provides certain summary information concerning compensation paid to or accrued on behalf of each of our executive officers for the years ended December 31, 2001, 2000 and 1999.


                           Summary Compensation Table



                                      Annual Compensation             All
 Name and                       -------------------------------      Other
 Principal Position             Year      Salary    Bonus/(1)/ Compensation/(2)/
 ------------------------------------------------ ----------------------------

 Robert W. Weaver               2001    $387,500    $131,810      $   --
   President and Chief          2000     362,500      95,475       2,550
   Executive Officer; Director  1999     343,500      70,000
                                                                      --

 W. Clif Lawson                 2001    $204,000     $68,930      $2,550
   Executive Vice President     2000     186,680      49,438       2,500
   and Chief Operating          1999     171,680      35,836       1,625
   Officer

 Larry J. Goddard               2001    $162,500     $57,667      $2,450
   Vice President of Finance,   2000     150,000      41,373       2,550
   Chief Financial Officer      1999     137,500      30,000       2,253
   and Secretary/Treasurer

-------------------
(1) Amounts shown for 2000 and 2001 represent bonuses accrued on behalf of the executive officer during the respective year, which are payable over a three-year period.

(2)  Represents amounts contributed by P.A.M. pursuant to its 401(k) Plan.

Employment Agreements

         We entered into an employment agreement with Robert W. Weaver effective July 1, 1998, which will expire in July 2002. Mr. Weaver's present annual base salary pursuant to the agreement is $400,000. Mr. Weaver was granted an option upon execution of the agreement to purchase 30,000 shares of common stock. Under the terms of the agreement, Mr. Weaver participates in bonus programs as authorized by the Board of Directors and is provided an automobile.

         We have entered into a new three-year employment contract with Mr. Weaver that will become effective July 1, 2002 upon the expiration of the term of his present employment agreement. We have also entered into employment agreements with W. Clif Lawson, our Executive Vice President and Chief Operating Officer, and Larry J. Goddard, our Vice President of Finance and Chief Financial Officer, with terms commencing January 1, 2002 and ending on June 30, 2004 and December 31, 2004, respectively. Under these employment agreements, each of the executives receives a minimum annual base salary that increases throughout the term of his respective agreement. Mr. Weaver's base salary ranges from $415,000 to $445,000, Mr. Lawson's base salary ranges from $214,000 to $234,000, and Mr. Goddard's base salary ranges from $175,000 to $195,000. The base salaries may be increased at any time in the sole discretion of the Board of Directors, and the executives are also entitled to receive discretionary bonuses from time to time as may be determined by the Board. Each agreement provides that if the executive is terminated due to medical disability, he shall continue to receive his then current base salary for a period of twelve months, and if the executive is terminated without cause, he will be entitled to receive all compensation due under the respective agreement for the remainder of the term of the agreement. Each agreement contains a three-year confidentiality provision and a one-year non-competition provision. Each agreement may be extended at the company's option for an additional one-year period. If the option is exercised, Messrs. Weaver, Lawson and Goddard will be entitled to annual base salaries during the extension period of $460,000, $244,000 and $205,000, respectively.

Compensation Committee Interlocks and Insider Participation

         Matthew T. Moroun, a member of the Compensation and Stock Option Committee of the Board of Directors and our largest stockholder, is the controlling stockholder and a director of CenTra, Inc., a transportation holding company based in Warren, Michigan. During 2001, certain subsidiaries of CenTra paid us a total of $568,074 for transporting freight. We also made payments to certain subsidiaries of CenTra during 2001 in the aggregate amount of $1,324,041. These payments related to tire purchases and road services ($1,139,829), and other miscellaneous services or expenses ($184,212).

         We believe that each of the above transactions was entered into on terms as favorable to us as could have been obtained from unaffiliated third parties at the time such transactions were negotiated.

Fiscal Year-End Option Values

         The following table sets forth information regarding the number and aggregate dollar value of unexercised options held by our executive officers at December 31, 2001. No options were granted to or exercised by any executive officers during 2001.

                                                       Value of Unexercised
                                                           In-the-Money
                         Number of Securities               Options at
                        Underlying Unexercised                Fiscal
                      Options at Fiscal Year-End            Year-End(1)
                     ---------------------------     -------------------------
Name                 Exercisable / Unexercisable     Exercisable/Unexercisable
----                 ---------------------------     -------------------------
Robert W. Weaver               30,000/0                    $102,900/$0
Larry J. Goddard                    0/0                              -
W. Clif Lawson                      0/0                              -
------------------
(1) Dollar values were calculated by determining the difference between the fair market value ($12.68 per share at December 31, 2001) and the options' respective exercise prices, multiplied by the number of shares underlying the respective options. An option is "in-the-money" if the market value of the common stock underlying the option exceeds the option's exercise price.

Compensation of Directors

         We currently pay our non-employee directors $6,000 per year and $1,000 per Board or committee meeting attended, and reimburse them for their expenses in attending such meetings. Directors who are also employees of P.A.M. are not additionally compensated for their services as members of the Board of Directors.

         Pursuant to automatic grant provisions under our Non-Qualified Stock Option Plan, on March 2 of each year, each non-employee director is granted an option to purchase 2,000 shares of our common stock at an exercise price equal to the fair market value of our stock on the date of grant. During 2001, options were granted to our four non-employee directors, covering an aggregate of 8,000 shares of common stock at a per share exercise price of $8.25.

         Notwithstanding anything to the contrary set forth in any of our previous filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate future filings, including this proxy statement, in whole or in part, the following Report of the Compensation and Stock Option Committee on Executive Compensation and the Stockholder Return Performance Graph shall not be incorporated by reference into any such filings.

                   REPORT OF THE COMPENSATION AND STOCK OPTION
                       COMMITTEE ON EXECUTIVE COMPENSATION

         In accordance with the Proxy Statement Rules of the Securities and Exchange Commission, the Compensation and Stock Option Committee of the Board of the Directors offers the following report regarding compensation policies for our executive officers and Chief Executive Officer with respect to compensation paid to such persons during the last fiscal year.

         During 2001, the Compensation and Stock Option Committee of the Board of Directors was composed of Daniel C. Sullivan, Charles F. Wilkins, Frederick
P. Calderone, each of whom is a non-employee director of P.A.M. It is the Committee's responsibility to review and make recommendations to the Board of Directors with respect to compensation of P.A.M.'s officers. In formulating its compensation policies and decisions, the Committee endeavors to provide a competitive compensation package that enables the company to attract and retain key executives and to integrate compensation programs with the company's annual and long-term business strategies and objectives and focus executive actions on the fulfillment of the objectives.

         P.A.M.'s executive compensation program generally consists of base salary and annual incentive compensation through a cash bonus plan. Stock options are occasionally utilized in order to align executives' interests more closely with the interests of stockholders. The amount of such awards, if any, may be suggested from time to time by the Compensation and Stock Option Committee, subject to final action by the Board of Directors.

         Robert W. Weaver, P.A.M.'s President and Chief Executive Officer, is presently employed pursuant to an employment agreement entered into on July 1, 1998. The initial term of the agreement expired June 30, 2001 and the company exercised its option to extend the term of the agreement for a one-year period, until June 30, 2002. During this one-year extension, Mr. Weaver's annual base salary is $400,000. The company has also entered into a new three-year employment agreement with Mr. Weaver which will become effective July 1, 2002, and has entered into agreements with its two other executive officers, W. Clif Lawson, Executive Vice President and Chief Operating Officer, and Larry J. Goddard, Vice President and Chief Financial Officer. The terms of these agreements are described on page 6 under the caption "Employment Agreements."

         The Board of Directors has adopted an Incentive Compensation Plan covering all employees (except employees who are participating in an existing cash bonus plan), including executive officers, which allows employees to earn annual bonuses, payable over a three-year period, based on the operating ratio and revenues of the company. The Board of Directors believes this program serves as an incentive to all participating employees (currently approximately 200 employees) to give greater effort on behalf of the company. During 2001, Messrs. Weaver, Lawson and Goddard accrued bonuses of $131,810, $68,930 and $57,667, respectively, pursuant to the company's Incentive Compensation Plan.

         The Committee believes that the total compensation of the company's executive officers has been competitive within the industry.

         P.A.M.'s future compensation policies will be developed in light of the P.A.M.'s profitability and with the goal of rewarding members of management for their contributions to the company's success. It is the company's intention that the compensation to be paid to its executive officers will not exceed the present maximum allowable amount for purposes of deductibility set forth in the Internal Revenue Code.

                                            Daniel C. Sullivan
                                            Charles F. Wilkins
                                            Frederick P. Calderone

                      STOCKHOLDER RETURN PERFORMANCE GRAPH

         Set forth below is a line graph comparing the yearly percentage change in the cumulative total stockholder return on our common stock against the cumulative total return of the CRSP Total Return Index for the Nasdaq Stock Market (U.S. companies) and the CRSP Total Return Index for the Nasdaq Trucking and Transportation Stocks for the period of five years commencing December 31, 1996 and ending December 31, 2001. The graph assumes that the value of the investment in the our common stock and each index was $100 on December 31, 1996.

                                     [GRAPH]

-------------------------------------------------------------- ----------------
                              1996     1997     1998     1999    2000    2001
-------------------------------------------------------------- ----------------
PTSI                        $100.00  $219.15  $197.24  $243.81  $176.00 $277.89
Nasdaq Stock Market U.S.    $100.00  $122.48  $172.68  $320.83  $192.98 $153.12
Nasdaq Trucking &
  Transportation Stocks     $100.00  $128.15  $115.79  $110.36  $100.31 $118.63
-------------------------------------------------------------- ----------------

                                AGENDA ITEM THREE
               PROPOSAL TO AMEND THE CERTIFICATE OF INCORPORATION
           TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

         Our Board of Directors has approved an amendment to our Certificate of Incorporation to increase the number of our authorized shares of common stock from 20,000,000 to 40,000,000.

         The Board of Directors recommends that stockholders approve the proposal to amend the Certificate of Incorporation because it considers the proposal to be in the best long-term and short-term interests of P.A.M. and its stockholders and other constituencies. On March 25, 2002, 10,726,957 shares of common stock were issued and outstanding, approximately 90,000 shares were reserved for issuance under outstanding director and employee stock options, and 521,250 shares were subject to issuance not later than April 17, 2002 upon the exercise of an over-allotment option issued to underwriters in connection with our recently completed public offering of 3,475,000 shares of common stock. The proposed increase in the number of shares of authorized common stock will ensure that additional shares will be available, if needed, for issuance in connection with any possible future transactions approved by the Board of Directors, including, among others, stock splits, stock dividends, acquisitions, financings and other corporate purposes.

         The Board of Directors believes that the availability of the additional shares of common stock for such purposes without delay or the necessity for a special stockholders' meeting (except as may be required by applicable law, regulatory authorities or Nasdaq rules) will be beneficial to the company by providing the Board with flexibility in considering and responding to future business opportunities and needs as they arise.

         It should be noted that the availability of additional shares could render more difficult or discourage a third party attempt to gain control of the company. For example, additional shares of common stock could be issued and sold to purchasers who oppose a takeover bid that the Board believes is not in the best long-term and short-term interests of the company or could be issued to increase the aggregate number of outstanding shares of common stock and thereby dilute the interest of parties attempting to obtain control of the company. In connection with any issuance of shares of common stock, the Board of Directors is required to determine that such issuance would be in the best interests of the company. The Board of Directors is presently unaware of any specific effort to accumulate shares of the company's common stock or obtain control of the company, and the company does not have any immediate agreements, arrangements, commitments or understandings with respect to the issuance of any of the additional shares of common stock which would be authorized by the proposal to increase the number of authorized shares.

         It is possible that shares of common stock may be issued at a time and under circumstances that may increase or decrease earnings per share and increase or decrease the book value per share of shares presently held.

         The approval of the holders of a majority of the issued and outstanding shares of common stock is required for the adoption of the proposed amendment to the Certificate of Incorporation.

         THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS APPROVE THE PROPOSED AMENDMENT TO THE CERTIFICATE OF INCORPORATION.

                      PROPOSAL TO DELETE ARTICLES 12 AND 13
                  OF THE COMPANY'S CERTIFICATE OF INCORPORATION
                    AND ARTICLE XIII OF THE COMPANY'S BYLAWS

         In 1987, the Board of Directors recommended and the company's stockholders approved a proposal to amend the company's Certificate of Incorporation to, among other things, add certain anti-takeover provisions. The amendment added new Articles 12 and 13 which contain provisions that generally render it more difficult for a person to acquire a significant portion of the company's common stock and thereafter cause the company to engage in a transaction with the person that the Board of Directors does not believe is in the best interests of the company.

         Subsequent to the company's addition of Articles 12 and 13 to its Certificate of Incorporation, the State of Delaware enacted a new Section 203 to the Delaware General Corporation Law. Section 203 is an anti-takeover statute that contains provisions very similar to those contained in Article 12 of the company's Certificate of Incorporation. Section 203 automatically applied to any Delaware corporation in existence at the time of its enactment that had a class of voting stock listed on a national securities exchange, authorized for quotation on the Nasdaq Stock Market or held of record by more than 2,000 stockholders, unless the corporation adopted an amendment to its Bylaws expressly electing not to be covered by Section 203. Following the enactment of
Section 203, the Board of Directors amended the company's Bylaws to add a new
Article XIII, electing not to be subject to Section 203, principally because of the similarities between Article 12 and Section 203.

         The Board of Directors now believes that it is in the best interests of the company to remove the anti-takeover provisions contained in Articles 12 and 13 of the company's Certificate of Incorporation and to amend the company's Bylaws to cause the company to be subject instead to the anti-takeover provisions of Section 203 of Delaware law. The Board believes that the provisions of Section 203 better accomplish the original intent of the Board in adopting the anti-takeover provisions now contained in the Certificate of Incorporation, and that reliance on Delaware law would provide more predictability in the event of a takeover attempt than would the provisions contained in the company's Certificate of Incorporation.

Comparison of Article 12 of the Certificate of Incorporation with Section 203 of Delaware Law

         Both Article 12 of the Certificate of Incorporation and Section 203 of Delaware law contain anti-takeover provisions that generally render it difficult for a significant stockholder to cause the company to effect certain fundamental transactions, such as a merger with the stockholder, a sale of substantially all of the company's assets to the stockholder, or a liquidation of the company (such a transaction referred to in both Article 12 and Section 203 as a "Business Combination"), by requiring supermajority approval of the transaction by the company's stockholders, unless the Business Combination was approved by the company's stockholders prior to the significant stockholder acquiring a significant position in the stock of the company.

         Subject to the exceptions described in the following paragraph, Article 12 requires the approval by stockholders owning 75% of the shares of the company's stock entitled to vote in the election of directors of any Business Combination involving an "Interested Person." Article 12 defines an "Interested Person" generally as any person who, together with his affiliates and associates, beneficially owns in excess of 5% of any class of stock of the company, excluding any person who was both a director of the company and a 5% stockholder on March 9, 1987.

         By its terms, Article 12 does not apply to a Business Combination if the Board of Directors approved the subject transaction prior to the Interested Person becoming a 5% stockholder, or if the subject transaction was approved by the Board and a majority of the directors voting in favor of approval were directors prior to the Interested Person becoming a 5% stockholder.

         Section 203 generally prohibits a Delaware corporation from engaging in any Business Combination with any "interested stockholder" (one who owns 15% or more of a corporation's outstanding voting stock), for a period of three years following the date that such stockholder became an interested stockholder, unless:

               (i) prior to such date, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder,

               (ii) upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, or

               (iii) on or subsequent to such date, the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of holders of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

         Under both Article 12 of the Certificate of Incorporation and Section 203 of Delaware law, a party desiring to effect a Business Combination with the company is encouraged to negotiate with the Board of Directors prior to acquiring a substantial ownership interest in the company. The most significant differences between the two anti-takeover devices are as follows:

               (i) under Article 12, a stockholder owning 5% or more of the shares of any class of the company's stock will generally be subject to the supermajority stockholder approval requirement, whereas under
         Section 203, the supermajority voting requirement generally applies to stockholders owning greater than 15% of the voting stock of the company;

               (ii) under Section 203, the anti-takeover protections do not apply to a stockholder who has been an interested stockholder for a period of three years, whereas there is no such exemption under
         Article 12 for a long-time significant stockholder of the company; and

               (iii) under Article 12, the approval of 75% of the shares entitled to elect directors is generally required to approve a business combination with an interested shareholder (including the shares held by the interested stockholder), whereas Section 203 generally requires the approval of 66 2/3% approval of stockholders other than the interested stockholder.

Article 13 of the Certificate of Incorporation

         Article 13 of the company's Certificate of Incorporation provides that, in addition to any approval required by Article 12 of the Certificate, the approval of holders of a majority of the shares of stock entitled to vote in the election of directors held by stockholders other than the interested stockholder is required to approve a Business Combination with the interested stockholder, unless certain criteria have been satisfied relating to the price to be received in the proposed transaction by stockholders other than the interested stockholder. Section 203 of Delaware law does not contain any comparable "fair price" provisions. The Board of Directors believes that Section 203 provides sufficient protection to the company and its stockholders, however, and believes it to be in the best interests of the company to delete Article 13 of the company's Certificate of Incorporation.

Article XIII of the Bylaws

         As discussed above, Section 203 applies to any Delaware corporation in existence on the date of its enactment unless the corporation amended its Bylaws to specifically elect not to be subject to Section 203. In 1987, the company adopted such an amendment to its Bylaws, contained in Article XIII, specifically electing not to be subject to Section 203. The Board of Directors is now recommending that stockholders amend the Bylaws to delete Article XIII in its entirety and thus render the company subject to the anti-takeover provisions of
Section 203.

Reasons for Proposed Repeal of Articles 12 and 13 and Election to be Covered by Section 203

         The Board of Directors believes that Articles 12 and 13, on the one hand, and Section 203, on the other, provide similar protection for the company in the event of an attempt by a party to gain control of the company. The Board believes, however, it is in the best interests of the company to repeal Articles 12 and 13 and elect to instead be covered by Section 203 of Delaware law, for two primary reasons. First, the Board does not believe that the lack of an exemption from the coverage of Articles 12 and 13 for a long-time significant stockholder of the company furthers the original intent of those Articles of protecting against a takeover attempt by a person following a rapid accumulation of stock by that person. Second, the Board believes that it would be more desirable for the company to be governed by Delaware law rather than by Articles 12 and 13 because, while Articles 12 and 13 are unique to the company, Section 203 has been interpreted extensively by the courts and legal scholars. The Board believes that the existence of this significant body of case law and commentary on Section 203 would provide valuable guidance to the Board of Directors in making an informed judgment as to the application of the company's anti-takeover devices in the event a party attempted to gain control of the company in a transaction that the Board of Directors did not believe to be in the best interests of the company.

         Stockholders should note that one effect of the approval of this proposal would be that Matthew T. Moroun, a director and the largest stockholder of the company, would no longer be subject to a supermajority voting requirement in the event that he proposed that the company engage in a Business Combination with him or one of his affiliates. This would be the result because, as described above, the anti-takeover protections of Section 203 do not apply to a stockholder who has been an interested stockholder for a period of three years (which Mr. Moroun has), while there is no such exemption under Article 12 for a long-time significant stockholder of the company. Mr. Moroun has advised the Board of Directors that he has no present intention to engage in such a transaction. Mr.

Moroun abstained from the vote of the Board of Directors on this proposal, which was unanimously approved by the disinterested directors

         The full text of Articles 12 and 13 of the Certificate of Incorporation is included as Exhibit A to this proxy statement, and the full text of Section 203 is included as Exhibit B to this proxy statement. The summary description of the terms of Articles 12 and 13 and Section 203 set forth above is qualified in its entirety by reference to Exhibit A and Exhibit B.

         The proposal to delete Articles 12 and 13 of the Certificate of Incorporation and to delete Article XIII of the company's Bylaws, resulting in the company being governed by Section 203 of the Delaware General Corporation Law, requires the affirmative vote of holders of 75% of the issued and outstanding shares of common stock.

         THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE TO APPROVE THIS PROPOSAL.

                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth, as of March 11, 2002 (the record date for the Annual Meeting), information concerning ownership of our common stock by our directors and executive officers, both individually and as a group, and by each stockholder known by us to be the beneficial owner of more than 5% of our outstanding common stock. On March 21, 2002 we completed a public offering of our common stock in which the company issued and sold 2,100,000 shares of common stock and Messrs. Moroun, Weaver, Lawson and Goddard sold 1,200,000, 50,000, 30,000 and 20,000 shares, respectively.

         Unless otherwise indicated, each person has sole voting and investment power with respect to shares shown as beneficially owned by such person. The number of shares of our common stock beneficially owned by a person includes shares of common stock issuable with respect to presently exercisable options held by the person. The percentage of our common stock beneficially owned by a person has been calculated assuming that the person has exercised all presently exercisable options the person holds and that no other persons exercised any options.

                                                  Shares                Percent
        Beneficial Owner                    Beneficially Owned         of Class
        ----------------                    ------------------         --------
        Matthew T. Moroun..................     5,662,713(1)             65.6%
        Robert W. Weaver...................       330,428(2)              3.8%
        Daniel C. Sullivan.................        22,000(3)               *
        Charles F. Wilkins.................        11,000(3)               *
        Frederick P. Calderone.............         8,000(4)               *
        W. Clif Lawson.....................        83,000(5)              1.0%
        Larry J. Goddard...................        82,313                 1.0%
        FMR Corporation....................       846,600(6)              9.8%
        Directors and executive
         officers as a group (7 persons)...     6,199,454(7)             71.3%

----------------------------
 *  Less than 1%.
(1) Includes 2,561,713 shares owned directly, 9,000 shares subject to presently exercisable options, and 3,092,000 shares held in a trust of which Mr. Moroun is a co-trustee and a beneficiary (the "Moroun Trust"). Norman E. Harned is co-trustee with Matthew T. Moroun of the Moroun Trust and may therefore be deemed to beneficially own the shares held by the Moroun Trust. The business address of each of Messrs. Moroun and Harned is 12225 Stephens Road, Warren, Michigan 48091.
(2) Includes 30,000 shares subject to presently exercisable options.
(3) Includes 9,000 shares subject to presently exercisable options.
(4) Shares subject to presently exercisable options.
(5) Includes 1,500 shares held in a trust of which Mr. Lawson is trustee and his sister is the trust beneficiary, and 1,500 shares held by Mr. Lawson as custodian.
(6) Based upon a Schedule 13G dated February 14, 2002 filed by FMR Corp. which indicates that it has the sole power to dispose of the shares. The Schedule 13G indicates that shares are held by the Fidelity Low Price Stock Fund, a registered investment company, for which FMR Corp. acts as investment adviser. We make no representation as to the accuracy or completeness of the information reported. The address of FMR is 82 Devonshire Street, Boston, Massachusetts 02109.
(7) Includes 65,000 shares subject to presently exercisable options.

                         INDEPENDENT PUBLIC ACCOUNTANTS

         Arthur Andersen LLP served as our independent auditors for the fiscal year ended December 31, 2001. The Board of Directors is presently in the process of selecting independent auditors for fiscal 2002. Representatives of Arthur Andersen LLP will not be present at the Annual Meeting.

         Audit Fees. The aggregate fees billed by Arthur Andersen LLP for professional services rendered for the audit of our annual financial statements for the year ending December 31, 2001 and the reviews of the financial statements included in our Forms 10-Q during 2001 were $49,000.

         Financial Information Systems Design and Implementation Fees. During 2001, Arthur Andersen LLP did not perform any services with regard to financial information systems design and implementation.

         All Other Fees. The aggregate fees for non-audit services provided by Arthur Andersen LLP were $15,550. The Audit Committee believes that the services provided by Arthur Andersen LLP that resulted in such fees were not incompatible with maintaining the independence of such firm.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         Certain transactions between us and CenTra, Inc., a corporation controlled by our largest stockholder, are described on page 7 under the caption "Compensation Committee Interlocks and Insider Participation."

              ANNUAL REPORT TO STOCKHOLDERS AND REPORT ON FORM 10-K

         Additional information concerning us, including our financial statements, is provided in our 2001 Annual Report to Stockholders that accompanies this proxy statement. Our Annual Report on Form 10-K for the year ended December 31, 2001, as filed with the Securities and Exchange Commission, is available to stockholders who make a written request therefor to our Secretary, Larry J. Goddard, at our offices, Highway 412 West, P.O. Box 188, Tontitown, Arkansas 72770. Copies of exhibits filed with that report or referenced therein will be furnished to stockholders of record upon request and payment of our expenses in furnishing such documents.

                              STOCKHOLDER PROPOSALS

         Any proposal to be presented at the 2003 Annual Meeting of Stockholders must be received at our principal executive offices not later than December 17, 2002, directed to the attention of the Secretary, for consideration for inclusion in our proxy statement and form of proxy relating to that meeting. Any such proposals must comply in all respects with the rules and regulations of the Securities and Exchange Commission.

         In connection with our Annual Meeting of Stockholders to be held in 2003, if we do not receive notice of a matter or proposal to be considered by March 3, 2003, then the persons appointed by the Board of Directors to act as the proxies for such Annual Meeting (named in the form of proxy) will be allowed to use their discretionary voting authority with respect to any such matter or proposal at the Annual Meeting, if such matter or proposal is properly raised at the Annual Meeting and put to a vote.

                                  OTHER MATTERS

         We do not know of any matters to be brought before the meeting other than those described herein. If any other matter properly comes before the meeting, the persons designated as proxies will vote on each such matter in accordance with their best judgment.

                                 By Order of the Board of Directors



                                 Robert W. Weaver
                                 President and Chief Executive Officer

April 15, 2002

                                                                     APPENDIX A
                                                                     ----------

                               Articles 12 and 13
                 of the Certificate of Incorporation, as amended
                     of P.A.M. Transportation Services, Inc.

                                   Article 12
                                   ----------

         12. A. In addition to any approval of the Board of Directors or any stockholder vote or consent required by the laws of the State of Delaware or any other provision of this Amended and Restated Certificate of Incorporation or otherwise, the affirmative vote or consent of the holders of seventy-five percent (75%) of the shares of stock of the corporation entitled to elect Directors shall be required to authorize, adopt or approve a Business Combination; however, the provisions of this Article 12 shall not apply to any Business Combination referred to in this Article 12 with any Interested Person if (1) the Board of Directors of this corporation has approved a memorandum of understanding with such Interested Person with respect to such transaction prior to the time that such Interested Person shall have become a beneficial owner of five percent (5%) or more of the shares of any class of stock entitled to vote in elections of directors, or thereafter (2) if such Business Combination is otherwise approved by the Board of Directors of this corporation, provided that a majority of the members of the Board of Directors voting for the approval of such transaction were duly elected and acting members of the Board of Directors prior to the time that such Interested Person shall have become a beneficial owner of five percent (5%) or more of the shares of any class of stock of the corporation entitled to vote in elections of directors.

         B. For the purpose of this Article 12:

            (1) "Business Combination" shall mean
                 --------------------

                (a) any merger or consolidation of the corporation or any
            subsidiary of the corporation with or into any Interested Person (regardless of the identity of the surviving corporation);

                (b) any sale, lease, exchange, transfer or other disposition of all or any substantial part of the assets of the corporation or any subsidiary of the corporation to any Interested Person for cash, real or personal property, including securities, or any combination thereof;

                (c) any issuance or delivery of shares of any class of
            securities of the corporation or a subsidiary of the corporation (which the beneficial owner shall have the right to vote, or to vote upon exercise, conversion or by contract) to an Interested Person in consideration for or in exchange of any securities or other property (including cash); or

                (d) the liquidation of the corporation.

            (2) The term "Interested Person" as used herein shall mean and include any individual, corporation, partnership or other person or entity which, together with its "affiliates" and "associates" (as those terms are defined in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended, on March 9, 1987), "beneficially" owns (as this term is defined in Rule 13d-3 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended, on March 9, 1987) in the aggregate five percent (5%) or more of the outstanding shares of any class of stock of the corporation; provided, however, that the term "Interested Person" shall not include the following:

                (a) Any individual, who, as of March 9, 1987, (i) was a director of the corporation and (ii) together with his affiliates and associates "beneficially" owned (as this term is defined in Rule 13d-3 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended, on March 9, 1987) in the aggregate five percent (5%) or more of the outstanding shares of any class of the stock of the corporation, or the estate, personal representative, heir or legatee of any such person which or who becomes the beneficial owner of five percent (5%) or more of the outstanding shares of any class of stock of the corporation by virtue of testamentary transfer or intestate succession from such person.

         C. No amendment to this Amended and Restated Certificate of Incorporation shall amend, alter, change or repeal any of the provisions of this
Article 12 unless such amendment, in addition to receiving any stockholder vote or consent required by the laws of the state of Delaware in effect at the time, shall receive the affirmative vote or consent of the holders of seventy-five percent (75%) of the outstanding shares of the stock of the corporation entitled to elect Directors.

                                   Article 13
                                   ----------

13. A. In addition to the requirements specified in Article 12, there shall be required for the approval, authorization or ratification of any "Business Combination," the affirmative vote or consent of a majority of all shares of stock entitled to vote on the matter considered separately for the purposes of this Article 13, which are not entitled to be voted directly or indirectly by such Interested Person; provided, however, that said a majority voting requirements shall not be applicable if all of the conditions specified in subparagraphs (1), (2), and (3) below are met.

       (1) The consideration to be received per share for any class of stock in such Business Combination by stockholders other than the Interested Person is payable in cash or other consideration, or a combination of both, and such consideration has a fair market value per share with respect to any such class of the corporation's stock of not less than either:

            (a) the highest price (including the highest per share brokerage commissions, transfer tax and soliciting dealers fees) paid by the Interested Person in acquiring any of the corporation's stock of that class; or

            (b) a price per share obtained by multiplying the aggregate earnings per share of stock of the corporation (appropriately adjusted for any subdivision of shares, stock dividend or combination of shares during the period for the four full consecutive fiscal quarters immediately preceding the record date for solicitation of votes or consents on such Business Combination by the figure obtained by dividing the highest per share price (including the highest per share brokerage commissions, transfer tax and soliciting dealers fees) paid by such Interested Person in acquiring any of the corporation's stock by the aggregate earnings per share of the corporation for the four full consecutive fiscal quarters immediately preceding the time when the Interested Person shall have become the beneficial owner of five percent (5%) or more of the outstanding shares of any class of stock of the corporation.

                 If any securities were issued by an Interested Person in
            exchange for stock of the corporation prior to the proposed Business Combination, the fair market value of said securities at the time of issue shall be used in determining the per share price paid for said stock.

                 (2) After the Interested Person has become the beneficial owner of five percent (5%) or more of the outstanding shares of any class of stock of the corporation and prior to the consummation of such Business Combination, there shall have been no reduction in the rate of dividends payable on any class of the corporation's stock which would result in a quarterly dividend rate per share which is less than the average quarterly dividend rate per share for such class for the four full consecutive fiscal quarters immediately preceding the time when the Interested Person shall have become the beneficial owner of said five percent (5%) or more of the outstanding shares of any class of stock of the corporation, unless such reduction in rate of dividends has been approved by three-fourths (3/4) of the entire membership of the Board of Directors of the corporation. For the purposes of this paragraph, "quarterly dividend rate per share" for any quarterly dividend shall be equal to the percentage said quarterly dividend per share bears to the earnings per share for the four full quarters immediately preceding the declaration of said quarterly dividend.

                 (3) The consideration to be received by stockholders other than the Interested Person shall be in cash or in the same form as the Interested Person has previously paid for shares of such class of stock; if the Interested Person has paid for shares of any class of any stock with varying forms of consideration, the form of consideration of such class of stock shall be either cash or the form used to acquire the largest number of shares of such class of stock previously acquired by such Interested Person.

            B.   For the purposes of this Article 13:

                 (1)  The term "Business Combination" as used herein shall mean
            (a)any merger or consolidation of the corporation or any subsidiary of the corporation with or into any Interested Person (regardless of the identity of the surviving corporation); or (b) any sale, lease, exchange, transfer or other disposition of all or any substantial part of the assets of the corporation or any subsidiary of the corporation to any Interested Person for cash, real or personal property, including securities, or any combination thereof.

                 (2) The term "Interested Person" as used herein shall mean and include any individual, corporation, partnership or other person or entity which, together with its "affiliates" and "associates" (as those terms are defined in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended, on March 9, 1987), "beneficially" owns (as this term is defined in Rule 13d-3 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended, on March 9, 1987) in the aggregate five percent (5%) or more of the outstanding shares of any class of stock of the corporation; provided, however, that the term "Interested Person" shall not include the following:

                      (a) Any individual, who, as of March 9, 1987, (i) was a director of the corporation and (ii) together with his affiliates and associates "beneficially" owned (as this term is defined in Rule 13d-3 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended, on March 9, 1987) in the aggregate five percent (5%) or more of the outstanding shares of any class of the stock of the corporation, or the estate, personal representative, heir or legatee of any such person which or who becomes the beneficial owner of five percent (5%) or more of the outstanding shares of any class of stock of the corporation by virtue of testamentary transfer or intestate succession from such person.

            C. No amendment to this Amended and Restated Certificate of Incorporation shall amend, alter, change or repeal any of the provisions of this
Article 13 unless such amendment, in addition to receiving any stockholder vote or consent required by the laws of the State of Delaware in effect at the time, shall receive the affirmative vote or consent of the holders of seventy-five percent (75%) of the outstanding shares of the stock of the corporation entitled to elect Directors.

                                                                      APPENDIX B

               SECTION 203 OF THE DELAWARE GENERAL CORPORATION LAW

Section 203. Business combinations with interested stockholders

     (a) Notwithstanding any other provisions of this chapter, a corporation shall not engage in any business combination with any interested stockholder for a period of 3 years following the time that such stockholder became an interested stockholder, unless:

          (1) Prior to such time the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

          (2) Upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding those shares owned (i) by persons who are directors and also officers and (ii) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

          (3) At or subsequent to such time the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.

     (b) The restrictions contained in this section shall not apply if:

          (1) The corporation's original certificate of incorporation contains a provision expressly electing not to be governed by this section;

          (2) The corporation, by action of its board of directors, adopts an amendment to its bylaws within 90 days of the effective date of this section, expressly electing not to be governed by this section, which amendment shall not be further amended by the board of directors;

          (3) The corporation, by action of its stockholders, adopts an amendment to its certificate of incorporation or bylaws expressly electing not to be governed by this section; provided that, in addition to any other vote required by law, such amendment to the certificate of incorporation or bylaws must be approved by the affirmative vote of a majority of the shares entitled to vote. An amendment adopted pursuant to this paragraph shall be effective immediately in the case of a corporation that both (i) has never had a class of voting stock that falls within any of the 3 categories set out in subsection (b)(4) hereof, and (ii) has not elected by a provision in its original certificate of incorporation or any amendment thereto to be governed by this section. In all other cases, an amendment adopted pursuant to this paragraph shall not be effective until 12 months after the adoption of such amendment and shall not apply to any business combination between such corporation and any person who became an interested stockholder of such corporation on or prior to such adoption. A bylaw amendment adopted pursuant to this paragraph shall not be further amended by the board of directors;

          (4) The corporation does not have a class of voting stock that is: (i) Listed on a national securities exchange; (ii) authorized for quotation on The NASDAQ Stock Market; or (iii) held of record by more than 2,000 stockholders, unless any of the foregoing results from action taken, directly or indirectly, by an interested stockholder or from a transaction in which a person becomes an interested stockholder;

          (5) A stockholder becomes an interested stockholder inadvertently and
     (i) as soon as practicable divests itself of ownership of sufficient shares so that the stockholder ceases to be an interested stockholder; and (ii) would not, at any time within the 3-year period immediately prior to a business combination between the corporation and such stockholder, have been an interested stockholder but for the inadvertent acquisition of ownership;

          (6) The business combination is proposed prior to the consummation or abandonment of and subsequent to the earlier of the public announcement or the notice required hereunder of a proposed transaction which (i) constitutes one of the transactions described in the second sentence of this paragraph; (ii) is with or by a person who either was not an interested stockholder during the previous 3 years or who became an interested stockholder with the approval of the corporation's board of directors or during the period described in paragraph (7) of this subsection (b); and (iii) is approved or not opposed by a majority of the members of the board of directors then in office (but not less than 1) who were directors prior to any person becoming an interested stockholder during the previous 3 years or were recommended for election or elected to succeed such directors by a majority of such directors. The proposed transactions referred to in the preceding sentence are limited to (x) a merger or consolidation of the corporation (except for a merger in respect of which, pursuant to Section 251(f) of the chapter, no vote of the stockholders of the corporation is required); (y) a sale, lease, exchange, mortgage, pledge, transfer or other disposition (in 1 transaction or a series of transactions), whether as part of a dissolution or otherwise, of assets of the corporation or of any direct or indirect majority-owned subsidiary of the corporation (other than to any direct or indirect wholly-owned subsidiary or to the corporation) having an aggregate market value equal to 50% or more of either that aggregate market value of all of the assets of the corporation determined on a consolidated basis or the aggregate market value of all the outstanding stock of the corporation; or
     (z) a proposed tender or exchange offer for 50% or more of the outstanding voting stock of the corporation. The corporation shall give not less than 20 days' notice to all interested stockholders prior to the consummation of any of the transactions described in clause (x) or (y) of the second sentence of this paragraph; or

          (7) The business combination is with an interested stockholder who became an interested stockholder at a time when the restrictions contained in this section did not apply by reason of any of paragraphs (1) through
     (4) of this subsection (b), provided, however, that this paragraph (7) shall not apply if, at the time such interested stockholder became an interested stockholder, the corporation's certificate of incorporation contained a provision authorized by the last sentence of this subsection
     (b) Notwithstanding paragraphs (1), (2), (3) and (4) of this subsection, a corporation may elect by a provision of its original certificate of incorporation or any amendment thereto to be governed by this section; provided that any such amendment to the certificate of incorporation shall not apply to restrict a business combination between the corporation and an interested stockholder of the corporation if the interested stockholder became such prior to the effective date of the amendment.

     (c) As used in this section only, the term:

          (1) "Affiliate" means a person that directly, or indirectly through 1 or more intermediaries, controls, or is controlled by, or is under common control with, another person.

          (2) "Associate," when used to indicate a relationship with any person, means: (i) any corporation, partnership, unincorporated association or other entity of which such person is a director, officer or partner or is, directly or indirectly, the owner of 20% or more of any class of voting stock; (ii) any trust or other estate in which such person has at least a 20% beneficial interest or as to which such person serves as trustee or in a similar fiduciary capacity; and (iii) any relative or spouse of such person, or any relative of such spouse, who has the same residence as such person.

          (3) "Business combination," when used in reference to any corporation and any interested stockholder of such corporation, means:

             (i) Any merger or consolidation of the corporation or any direct or indirect majority-owned subsidiary of the corporation with (A) the interested stockholder, or (B) with any other corporation, partnership, unincorporated association or other entity if the merger or consolidation is caused by the interested stockholder and as a result of such merger or consolidation subsection (a) of this section is not applicable to the surviving entity;

             (ii) Any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in 1 transaction or a series of transactions), except proportionately as a stockholder of such corporation, to or with the interested stockholder, whether as part of a dissolution or otherwise, of assets of the corporation or of any direct or indirect majority-owned subsidiary of the corporation which assets have an aggregate market value equal to 10% or more of either the aggregate market value of all the assets of the corporation determined on a consolidated basis or the aggregate market value of all the outstanding stock of the corporation;

             (iii) Any transaction which results in the issuance or transfer by the corporation or by any direct or indirect majority-owned subsidiary of the corporation of any stock of the corporation or of such subsidiary to the interested stockholder, except: (A) Pursuant to the exercise, exchange or conversion of securities exercisable for, exchangeable for or convertible into stock of such corporation or any such subsidiary which securities were outstanding prior to the time that the interested stockholder became such; (B) pursuant to a merger under Section 251(g) of this title; (C) pursuant to a dividend or distribution paid or made, or the exercise, exchange or conversion of securities exercisable for, exchangeable for or convertible into stock of such corporation or any such subsidiary which security is distributed, pro rata to all holders of a class or series of stock of such corporation subsequent to the time the interested stockholder became such; (D) pursuant to an exchange offer by the corporation to purchase stock made on the same terms to all holders of said stock; or (E) any issuance or transfer of stock by the corporation; provided however, that in no case under items (C) - (E) of this subparagraph shall there be an increase in the interested stockholder's proportionate share of the stock of any class or series of the corporation or of the voting stock of the corporation;

             (iv) Any transaction involving the corporation or any direct or indirect majority-owned subsidiary of the corporation which has the effect, directly or indirectly, of increasing the proportionate share of the stock of any class or series, or securities convertible into the stock of any class or series, of the corporation or of any such subsidiary which is owned by the interested stockholder, except as a result of immaterial changes due to fractional share adjustments or as a result of any purchase or redemption of any shares of stock not caused, directly or indirectly, by the interested stockholder; or

             (v) Any receipt by the interested stockholder of the benefit, directly or indirectly (except proportionately as a stockholder of such corporation), of any loans, advances, guarantees, pledges or other financial benefits (other than those expressly permitted in subparagraphs (i) - (iv) of this paragraph) provided by or through the corporation or any direct or indirect majority-owned subsidiary.

          (4) "Control," including the terms "controlling," "controlled by" and "under common control with," means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting stock, by contract or otherwise. A person who is the owner of 20% or more of the outstanding voting stock of any corporation, partnership, unincorporated association or other entity shall be presumed to have control of such entity, in the absence of proof by a preponderance of the evidence to the contrary; Notwithstanding the foregoing, a presumption of control shall not apply where such person holds voting stock, in good faith and not for the purpose of circumventing this section, as an agent, bank, broker, nominee, custodian or trustee for 1 or more owners who do not individually or as a group have control of such entity.

          (5) "Interested stockholder" means any person (other than the corporation and any direct or indirect majority-owned subsidiary of the corporation) that (i) is the owner of 15% or more of the outstanding voting stock of the corporation, or (ii) is an affiliate or associate of the corporation and was the owner of 15% or more of the outstanding voting stock of the corporation at any time within the 3-year period immediately prior to the date on which it is sought to be determined whether such person is an interested stockholder; and the affiliates and associates of such person; provided, however, that the term "interested stockholder" shall not include (x) any person who (A) owned shares in excess of the 15% limitation set forth herein as of, or acquired such shares pursuant to a tender offer commenced prior to, December 23, 1987, or pursuant to an exchange offer announced prior to the aforesaid date and commenced within 90 days thereafter and either (I) continued to own shares in excess of such 15% limitation or would have but for action by the corporation or (II) is an affiliate or associate of the corporation and so continued (or so would have continued but for action by the corporation) to be the owner of 15% or more of the outstanding voting stock of the corporation at any time within the 3-year period immediately prior to the date on which it is sought to be determined whether such a person is an interested stockholder or (B) acquired said shares from a person described in item (A) of this paragraph by gift, inheritance or in a transaction in which no consideration was exchanged; or (y) any person whose ownership of shares in excess of the 15% limitation set forth herein is the result of action taken solely by the corporation; provided that such person shall be an interested stockholder if thereafter such person acquires additional shares of voting stock of the corporation, except as a result of further corporate action not caused, directly or indirectly, by such person. For the purpose of determining whether a person is an interested stockholder, the voting stock of the corporation deemed to be outstanding shall include stock deemed to be owned by the person through application of paragraph (8) of this subsection but shall not include any other unissued stock of such corporation which may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.

          (6) "Person" means any individual, corporation, partnership, unincorporated association or other entity.

          (7) "Stock" means, with respect to any corporation, capital stock and, with respect to any other entity, any equity interest.

          (8) "Voting stock" means, with respect to any corporation, stock of any class or series entitled to vote generally in the election of directors and, with respect to any entity that is not a corporation, any equity interest entitled to vote generally in the election of the governing body of such entity.

          (9) "Owner," including the terms "own" and "owned," when used with respect to any stock, means a person that individually or with or through any of its affiliates or associates:

             (i) Beneficially owns such stock, directly or indirectly; or

             (ii) Has (A) the right to acquire such stock (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding, or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise; provided, however, that a person shall not be deemed the owner of stock tendered pursuant to a tender or exchange offer made by such person or any of such person's affiliates or associates until such tendered stock is accepted for purchase or exchange; or (B) the right to vote such stock pursuant to any agreement, arrangement or understanding; provided, however, that a person shall not be deemed the owner of any stock because of such person's right to vote such stock if the agreement, arrangement or understanding to vote such stock arises solely from a revocable proxy or consent given in response to a proxy or consent solicitation made to 10 or more persons; or

             (iii) Has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting (except voting pursuant to a revocable proxy or consent as described in item (B) of subparagraph (ii) of this paragraph), or disposing of such stock with any other person that beneficially owns, or whose affiliates or associates beneficially own, directly or indirectly, such stock.

     (d) No provision of a certificate of incorporation or bylaw shall require, for any vote of stockholders required by this section, a greater vote of stockholders than that specified in this section.

     (e) The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all matters with respect to this section.

           This Proxy is solicited on behalf of the Board of Directors of
                      P.A.M. TRANSPORTATION SERVICES, INC.

        The undersigned stockholder(s) of P.A.M. Transportation Services, Inc., a Delaware corporation, hereby appoints Robert W. Weaver and Larry J. Goddard, and each of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2002 Annual Meeting of Stockholders of P.A.M. Transportation Services, Inc. to be held on Thursday, May 2, 2002 at 9:00 a.m., local time, at the Ritz-Carlton Golf Resort, 2600 Tiburon Drive, Naples, Florida 34109, and at any or all adjournments or postponements thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth below:

        (1) To increase the size of the Board of Directors from five members to eight members:

                |_|   FOR           |_|   AGAINST             |_|   ABSTAIN

        (2) To elect five directors to serve until the next annual meeting of stockholders and until their successors are elected and qualified:


                |-| FOR all nominees              |-| WITHHOLD AUTHORITY

                    listed below (except as           to vote for all nominees
                    otherwise indicated below)

            Robert W. Weaver; Daniel C. Sullivan; Matthew T. Moroun;
                 Charles F. Wilkins; and Frederick P. Calderone

        If you wish to withhold authority to vote for any individual nominee(s), write the name(s) on the line below:

        ------------------------------------------------------------------------


        (3) If proposal (1) above is approved, to elect Manuel J. Moroun to serve as a director until the next annual meeting of stockholders and until his successor is elected and qualified:

                |-|  FOR                   |-|  WITHHOLD AUTHORITY


        (4) To amend the company's Certificate of Incorporation to increase the number of authorized shares of common stock of the company from 20,000,000 to 40,000,000;

        (5) To amend the company's Certificate of Incorporation to delete Articles 12 and 13 thereof and amend the Bylaws of the company to delete Article XIII thereof, resulting in the company being governed by the anti-takeover provisions of Section 203 of the Delaware General Corporation Law.

        (6) In their discretion, upon such other matter or matters which may properly come before the meeting or any adjournment or postponement thereof.

PLEASE COMPLETE, DATE, SIGN AND RETURN THIS PROXY PROMPTLY. This proxy, when properly executed, will be voted in accordance with directions given by the undersigned stockholder(s). If no direction is made, it will be voted FOR the election of the nominees named above and as the proxies deem advisable on such other matters as may come before the meeting.

                                   Dated:______________________, 2002


                                   ---------------------------------------------
                                                                   Signature

                                   ---------------------------------------------
                                                                   Signature

                                   This Proxy should be marked, dated, and
                                   signed by the stockholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.